Exhibit 99.1

PRESS RELEASE

RESEARCH TRIANGLE PARK, N.C. (May 10, 2012) - Tranzyme Pharma (NASDAQ: TZYM), a late-stage biopharmaceutical company focused on discovering, developing and commercializing novel, first-in-class small molecule therapeutics for the treatment of gastrointestinal (GI) motility disorders, today announced its financial results and business update for the first quarter ended March 31, 2012.

“We are very pleased that patient enrollment in our 12-week Phase 2b trial evaluating TZP-102 for diabetic gastroparesis is moving ahead according to plan and we are on target to complete this trial in the second half of this year and announce top-line results by year-end,” said Vipin K. Garg, Ph.D., President and CEO of Tranzyme. “Diabetic gastroparesis is a chronic, debilitating and often life-altering condition affecting millions of patients, yet there is a significant need for safe and effective treatments. We are working diligently with our investigators to advance the study.”

Select First Quarter 2012 Financial Results

Total revenue for the first quarter of 2012 was $2.6 million compared to $2.3 million in the same period last year. Research and development expenses were $8.1 million in the first quarter 2012 as compared to $4.5 million for the same period in 2011. The increase during the period reflects costs associated with the two Phase 3 pivotal trials for ulimorelin and the Phase 2b clinical trial for TZP-102. General and administrative expenses were $1.9 million in the first quarter 2012 versus $1.0 million in the same period last year, reflecting increased expenses relating to pre-commercialization and corporate governance activities. The Company reported a consolidated net loss of $8.4 million compared to $3.4 million for the first quarter of 2011. Cash and cash equivalents at March 31, 2012 were approximately $42.6 million.

Recent Developments
ULISES 007 and ULISES 008

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In March, Tranzyme Pharma and Norgine B.V. announced that ULISES 007, the first of two Phase 3 pivotal trials evaluating ulimorelin, did not meet its primary and secondary efficacy endpoints. Top-line data from the second Phase 3 trial, ULISES 008, are expected by the end of June 2012.

Conference Call Details

The Company will host a conference call on Friday, May 11, 2012 at 8:30 am ET to discuss its first quarter 2012 financial results. To participate in the live call, please dial (877) 670-9784 (U.S. and Canada) or (970) 315-0430 (international), five to ten minutes prior to the start of the call. A live audio webcast will also be available in the “Investors” section of the Tranzyme Pharma website, www.tranzyme.com.

A replay of the conference call will be available from May 11, 2012 at 11:30 am ET through May 18, 2012. Investors may listen to the replay by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), with the passcode 74990777. The webcast will also be archived for on-demand listening for 30 days at www.tranzyme.com.

About Tranzyme Pharma

Tranzyme Pharma is a late-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 40 percent of people in the U.S. are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, currently there are a limited number of safe and effective treatment options. Tranzyme's oral ghrelin agonist, TZP-102, targets this significantly underserved market and is currently being evaluated in a Phase 2b trial enrolling patients with chronic diabetic gastroparesis. Top-line data from this trial are expected by the end of 2012. By leveraging its proprietary drug discovery technology, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.
Further information about Tranzyme Pharma can be found on the Company's web site at www.tranzyme.com.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, including the timing of completion of enrollment in our Phase 2b clinical trial of TZP-102 and release of data for our clinical trials, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company's financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-K which was filed with the SEC on February 29, 2012, and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

Tranzyme, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
Licensing and royalty revenue	$1,443	$1,897
Research revenue	1,165	442
Total revenue	2,608	2,339
Operating expenses:
Research and development	8,140	4,501
General and administrative	1,948	971
Total operating expenses	10,088	5,472
Operating loss	(7,480)	(3,133)
Interest expense, net	(432)	(420)
Other income (expense), net	(508)	188
Net income (loss)	$(8,420)	$(3,365)
Net loss per share-basic and diluted	$(0.34)	$(24.00)
Shares used to compute net loss per share-basic and diluted	24,601,447	140,192

Other comprehensive income (loss):
Net loss	$(8,420)	$(3,365)
Foreign currency translation adjustment	20	35
Comprehensive income (loss)	$(8,400)	$(3,330)

Tranzyme, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$42,582	$40,930
Accounts receivable, net	1,233	656
Investment tax credits receivable	504	838
Prepaid expenses and other assets	733	1,116
Total current assets	45,052	43,540
Investment tax credits receivable	106	—
Furniture, fixtures and equipment, net	1,177	1,171
Total assets	$46,335	$44,711
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$2,929	$1,971
Accrued liabilities	2,558	1,549
Current portion of deferred revenue	4,181	5,574
Current portion of notes payable	365	238
Total current liabilities	10,033	9,332
Notes payable, less current portion	19,193	10,734
Other long-term liabilities	171	163
Total liabilities	29,397	20,229
Total stockholders' equity	16,938	24,482
Total liabilities and stockholders' equity	$46,335	$44,711

Corporate Inquiries:
Susan Sharpe
Director, Corporate Communications
(919) 328-1109
ssharpe@tranzyme.com

Investor Inquiries:
David Carey
Lazar Partners, Ltd.
(212) 867-1768
dcarey@lazarpartners.com